                        SUBLEASE AND CONSENT TO SUBLEASE

       This Sublease and Consent to Sublease (the "Sublease") is made and entered into this Eleventh day of November 1999 by and between, EXE TECHNOLOGIES, INC., a Delaware corporation with offices located at 8787 Stemmons Freeway, Dallas, Texas 75247, herein referred to as "Sublessor", and FRITZ COMPANIES, INC., a Delaware corporation, with headquarters located at 706 Mission Street, San Francisco, California 94103, herein referred to as "Sublessee" (Sublessor and Sublessee each a "Party" and collectively the "Parties").

       WHEREAS, Sublessor is the lessee of the real estate located at 8777 Stemmons Freeway, Dallas, Texas (the "Demised Premises") by virtue of a lease agreement dated May 18, 1999 (the "Master Lease") by and between Sublessor, as Tenant or Lessee, and BLI-8787, LTD., as Lessor or Landlord (the "Master Lessor").

       WHEREAS, Sublessee desires to obtain space on or in the Demised Premises, and Sublessor desires to sublease space to Sublessee, all on the terms and conditions herein set forth,

       NOW THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

1. GRANT AND PREMISES. For and in consideration of the Rent to be paid by Sublessee and the other covenants and agreements herein contained to be performed by Sublessee, Sublessor hereby leases to Sublessee and Sublessee lets from Sublessor that part of Demised Premises consisting of approximately 38,800 rentable square feet of space, more particularly identified on Exhibit A attached hereto and made a part hereof ("Subleased Premises"). The rent stated herein is for the Subleased Premises as a whole regardless of actual square footage.

2. TERM. The Initial Term of this Sublease shall commence on First day of December 1999 ("Sublease Commencement Date") and shall expire twenty-four (24) months thereafter, ("Sublease Expiration Date"), unless sooner terminated or extended as herein set forth.

3. MASTER LEASE. Sublessee acknowledges and agrees that Sublessor is the tenant under the Master Lease, a copy of which is attached hereto as Exhibit B. This Sublease is subject and subordinate to the Master Lease. The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions on the Master Lease except to those provisions of the Master Lease which are contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. In addition, but not by way of limitation, the following provisions of the Master Lease shall not apply to the rights and obligations of Sublessor and Sublessee:
Section 1, Section 3.3, Section 14.5, Section 16.4, Section 16.5 and Section
16.26. For the purposes of this Sublease, wherever in the Master Lease the word "Lessor" or "Landlord" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" or "Tenant" is used it shall mean the Sublessee herein. During the term of this Sublease and any extensions or renewals hereof and for all periods subsequent for obligations which have arisen prior to the termination or expiration of this Sublease, Sublessee covenants and agrees to assume, abide by and respect all terms of the Master Lease, excepting those clauses relating to the payment of rent and term or which are inconsistent with this Sublease. Sublessee agrees to execute any documents required to demonstrate subordination of this Sublease to the Master Lease or to make this Sublease subordinate to the lien of any ground lease, mortgage, deed of trust, or security deed, as the case may be, including specifically a subordination, non-disturbance and attornment agreement. If requested to do so, Sublessee agrees to attorn to any person or other entity that acquires title to the real property encompassing the Subleased Premises, whether through judicial foreclosure, sale under power, or otherwise, and to any assignee of such person or other entity, provided that the entity requesting such attornment agrees to not disturb Sublessee's rights hereunder.

4. CONSENT OF MASTER LESSOR. In the event that the Master Lease requires that the Sublessor obtain the consent of the Master Lessor or any other party to sublet, then this Sublease shall not be effective unless, within ten (10) days of the date of the signature of Sublessor or Sublessee of this Sublease, whichever is later, the Master Lessor and any other party required by the Master Lease has given its written consent to sublease.

5. ACCEPTANCE OF PREMISES. Sublessee's acceptance of possession of Subleased Premises shall be evidence that Sublessee has inspected the Subleased Premises, that the Subleased Premises are in good order and satisfactory condition at the time of possession thereof, and that the Sublessee accepts the Subleased Premises in its present condition, latent defects excepted.

6. BASE RENT. Sublessee shall pay to Sublessor a Base Rent in the amount of $79,216.67 per month during the Initial and any Renewal Term. The first such payment shall be due upon the Sublease Commencement Date and a like monthly installment shall be due and payable, without demand, deduction or setoff, on or before the first day of each calendar month succeeding the Sublease Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated. Sublessor shall receive payment of Base Rent and other charges on or before the due date at the address for notice given below.

7. ADDITIONAL RENT. Sublessee agrees to pay to Sublessor upon demand therefor, as additional rent, Sublessee's pro rata share of any Excess Real Estate Taxes and Excess Operating Expenses, as these terms are defined in the Master Lease and as modified below. Sublessee's prorated amount shall be determined on the basis of the size of the Subleased Premises. The Parties hereby agree that Sublessee's pro rata share of any Excess Real Estate Taxes and Excess Operating Expenses shall be deemed to be percent (19.4%). Notwithstanding anything in the Master Lease to the contrary, and notwithstanding Master Lease Section 5.1 in particular, Operating Expenses shall include all electricity, gas, steam, water, sewer and other utility charges, none of which shall be charged directly to Sublessee. Notwithstanding anything in Master Lease Section 2.2 to the contrary, the base year for the purpose of calculating Excess Real Estate Taxes shall be the calendar Year 2000. The base period for calculating Excess Operating Expenses in any Sublease Year shall be the sum of the Operating Expenses, including utilities as noted above, incurred during the first twelve (12) months after the Sublease Commencement Date. Notwithstanding anything in the Master Lease to the contrary, and notwithstanding master Lease Section 9.1 in particular, this Section 7 sets forth the entire financial obligation of Sublessee beyond Base Rent, it being the intent of the Parties that this is a fully serviced Sublease. Sublessee shall pay Base Rent and Additional Rent without demand or setoff.

8. RENT ABATEMENT. Notwithstanding anything else in this Sublease to the contrary, Sublessor agrees that, as a material consideration for entering into this Sublease by Sublessee, Base Rent shall abate during the first three (3) months of the Initial Term (the "Rent Abatement Period").

9. TELECOMMUNICATIONS/SUBLESSOR'S WORK. Subject to Article 8 of the Master Lease, Sublessor at Sublessor's expense shall timely complete the improvements set forth in Exhibit C ("Sublessor's Work"). The timetable for the completion of telecommunications alterations set forth in Exhibit C is not merely a recital but is a material consideration for Sublessee's execution of this Sublease, the parties intending to be legally bound thereby. Sublessee shall reimburse Sublessor for all one time costs associated with the conversion of the telecommunications switch to a multi-tenant status. Sublessee shall have the right to amortize at an interest rate of fifteen percent (15%) up to fifty percent (50%) of the one time costs associated with the conversion of the telecommunications switch to a multi-tenant status over the two year term of the Sublease, the remainder will be payable upon receipt of an itemized bill. Sublessee shall also reimburse Sublessor for its proportionate share of existing amortization costs related to the Sublessor's prior purchase of the telecommunications switch. Sublessor shall provide to Sublessee all pertinent documentation to demonstrate Sublessor's actual costs thereof. "Proportionate Share" shall be defined as the percentage of the Sublease Premises versus the entire Premises. The Proportionate Share shall be calculated by dividing the area of the Subleased Premises by the area of the entire premises. (Estimated:
38,800/200,000 = .1940 or 19.40%). Sublessee shall have the exclusive use of the entire telecommunications switch and related systems as they relate to the Subleased Premises, provided however, that Sublessee shall not have physical access to the switch and related systems unless accompanied by Sublessor personnel, which Sublessor shall make reasonably available, taking into consideration time, place and manner.

10. DELAYED OCCUPANCY. Any delay in occupancy of the Subleased Premises by Sublessee shall not operate to abate Sublessee's rental obligation hereunder unless such delay is caused by the fault of Sublessor, or any of its contractors, agents or employees. Any delay in occupancy of the Subleased Premises for any reason shall not operate to extend the Sublease Expiration Date.

11. FAILURE TO DELIVER SUBLEASED PREMISES. Sublessor shall make available to Sublessee the Subleased Premises on the Sublease Commencement Date in clean condition and good working order, with all facilities, including plumbing, electrical fire sprinkler, lighting, air conditioning, heating, elevators, washrooms, telecommunications items listed in Exhibit C and loading doors, if any, in good working condition. In the event that the Subleased Premises are not ready for occupancy by Sublessee on the Sublease Commencement Date, or in the event of Sublessor's failure to timely complete Sublessor's Work, and except if any such delay is caused by Sublessee or Sublessee's agents, as Sublessee's sole remedy the Rent Abatement Period shall be extended by the same number of days as any such delay continues. In the event that Sublessor has not completed Sublessor's Work or the Subleased Premises are not ready for occupancy by Sublessee on or before December 15, 1999, and except if the failure is caused by Sublessee or Sublessee's agents, Sublessee may, at Sublessee's option and in addition to any other remedies that may be available to Sublessee at law or in equity (which shall not include consequential or punitive damages but may include costs of mitigation such as increased cost of alternative space), advise Sublessor in writing that Sublessee elects to terminate this Sublease, in which event this Sublease shall be cancelled and thereupon become null and void, and any Base Rent or other payment paid by Sublessee to Sublessor shall be refunded to Sublessee.

12. PERMITTED USES. Sublessee shall use and occupy Subleased Premises only for general office and related uses, and in accordance with all applicable laws, ordinances and governmental regulations. Sublesse shall not use the Subleased Premises for "Public Accommodation" under the Americans with Disabilities Act. Sublessee shall not make any alterations to the Subleased Premises.

13. COMMON AREAS. All areas situated within Demised Premises that are designated by Sublessor for common use by Sublessor, Sublessee, other sublessees of the Demised Premises, and their respective customers, guests and invitees are herein collectively referred to as "Common Areas". Sublessee's permitted employees, agents, customers, guests and invitees shall have the non-exclusive right, in common with Sublessor and all other Sublessees of the Demised Premises, and their respective employees, agents, customers, guests and invitees, to use Common Areas.

14. USE OF PARKING AREAS. If a part of the Common Areas is designed to provide off-street parking for the common use by Sublessor and all sublessees of the Demised Premises and their respective employees, agents, customers, guests and invitees, Sublessor agrees that there shall nevertheless be available at all times to Sublessee, for the use of its employees, agents, customers guests and invitees, no fewer than one hundred fifty five (155) parking spaces in the parking area. Surface spaces will be free of charge, and Sublessee shall have the option to utilize up to twenty (20) garage spaces at a cost of fifteen dollars ($15) per garage space per month. Sublessee agrees that it shall not use any part of parking area or permit the use thereof in a manner that will obstruct driveways serving parking areas.

15. FURNITURE. As a material consideration for entering into this Sublease by Sublessee, Sublessee shall have full and exclusive use of the office furniture and fixtures listed in Exhibit A, excluding furniture and fixtures shown in the conference rooms and offices, for the duration of the Initial and any Renewal Term. Sublessee shall use such furniture only for its intended purpose and shall maintain such furniture in the same condition as at the Sublease Commencement Date, reasonable wear and tear excepted. At the expiration of the Initial Term or the Renewal Term, Sublessor shall take possession of such furniture at its expense. Sublessor warrants that it is the lawful and rightful owner of such furniture and that such furniture is not subject to the security interest of another party, is not collateral to secure any debt or obligation of Sublessor or any other party, and that Sublessor shall not use such furniture as collateral during the Initial or any Renewal Term. Sublessor shall defend, indemnify and hold harmless Sublessee for any breach of this warranty. Upon approval by Master Lessor of sublease of the Subleased Premises by Sublessor to Sublessee, Sublessee shall pay to Sublessor the amount of Twenty Five Thousand dollars ($25,000) to be used as a Security Deposit on the furniture to be used by Sublessee during the term of this Sublease. Said Security Deposit shall be returned to Sublessee upon the termination of this Sublease and the surrender of the furniture by Sublessee. Deductions from the Security Deposit shall only occur in the event any furniture is missing, or in the event Sublessee has caused damage to the furniture beyond normal wear and tear, and in such an event the deduction will be limited to the then current value of the furniture in question absent such damage.

16. INSURANCE. Sublessee shall procure and maintain during the term of this Sublease, at its own cost and expense, a policy or policies of General Public Liability Insurance insuring Sublessee, and Sublessor and Master Lessor as additional insureds, against claims for personal injury, including death, and property damage, including loss of use thereof, in limits of not less than those set forth in Article 6.4 of the Master Lease. Sublessee shall also carry Workers Compensation Insurance in accordance with statutory limits. Certificates of such insurance policies shall be delivered to Sublessor upon request. Sublessor shall procure and maintain (or ensure that Master Lessor procures and maintains) during the term of this Sublease, at its own cost and expense, a policy or policies of insurance insuring the Demised Premises for the benefit of Sublessee in an amount equal to the full replacement value thereof against loss or damage by the perils commonly insured under an "all risk" type insurance policy (including but not necessarily limited to fire, windstorm, hail, explosion, vandalism, malicious mischief, civil commotion or unrest,) and such other risks as now are or may be customarily covered with respect buildings and improvements similar in construction, general location, use, occupancy and design as the Demised Premises ("Insured Perils").

17. WAIVER OF SUBROGATION. In the event the Demised Premises suffer any loss or damage or expense resulting from an Insured Peril; and either Sublessor or Sublessee, as the case may be, is required to insure the Demised Premises in whole or in part for such loss, cost, damage or expense (or is required to ensure that Master Lessor insures the Demised Premises); then the party so insured or required to be insured (including Sublessee, Sublessor and Master Lessor) hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

18. PERSONAL PROPERTY TAXES. During the term hereof Sublessee shall pay, prior to delinquency, all taxes assessed against and levied upon the fixtures, furnishings, equipment, and all other personal property of Sublessee contained in the Subleased Premises and, when possible, Sublessee shall cause said fixtures, furnishings, equipment and all other personal property of Lessee contained in Subleased Premises to be assessed and billed separately from the real property of Sublessor or Master Lessor. In the event any or all of Sublessee's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Sublessor's or Master Lessor's real property, the Sublessee shall pay to Sublessor or Master Lessor its share of such taxes within thirty (30) days after delivery to Sublessee by Sublessor or Master Lessor of a statement in writing setting forth the amount of such taxes applicable to Sublessee's property. For the purpose of determining said amount, figures supplied by the County Assessor as to the amount so assessed shall be conclusive. Sublessee shall comply with the provisions of any law, ordinance or rule of the taxing authorities, which requires Sublessee to file a report of Sublessee's property located in the Subleased Premises.

19. QUIET ENJOYMENT. Sublessee shall not use, nor shall permit the Leased Premises to be used, nor shall its employees, agents, guests or invitees commit any act which may interfere with the right to the quiet enjoyment of any other tenant in the Subleased Premises and so long as Sublessee pays rent and complies with all other obligations of this Lease, Sublessee shall quietly and peacefully have, hold, and enjoy the Leased Premises, and neither Sublessor nor Master Lessor, nor anyone claiming by, through or under Sublessor or Master Lessor, shall disturb Sublessee's quiet and peaceful possession of its Leased Premises. Sublessor warrants that it shall not cause, through action or inaction, the Master Lease to be terminated prior to the expiration of the Initial Term or any Renewal Term. Sublessor shall indemnify Sublessee for any costs, damages or expenses arising out of or related to its breach of said warranty.

20. NOTICE. Any and all notice required or agreed to be given pursuant hereto shall be sufficient if in writing and mailed by United States Certified or Registered Mail, postage prepaid, addressed to Sublessor and Sublessee as follows:


           If to Sublessor, at:                 If to Sublessee, at:

           EXE Technologies, Inc.               Fritz Companies, Inc.
           8787 Stemmons Freeway                706 Mission Street
           Dallas, Texas 75247                  San Francisco, CA  94103
           Attn.:  C.F.O.                       Attn.:  Director, Real Estate



21. BROKER COMMISSION. Each party represents to the other that Jackson & Cooksey, acting on behalf of Sublessor, and Cushman & Wakefield acting on behalf of Sublessee, are the only brokers in this transaction and that no other brokers or person are entitled to any leasing commission or other compensation as a result of the negotiation and execution of this Lease. Sublessor shall pay all brokerage fees in the amount of Four Percent (4%) of the aggregate rentals for the Initial Term. In the event that Sublessor fails to so pay the brokers, Sublessee shall have the right to pay the brokers and deduct the payment from the Base Rent or other payment obligations due Sublessor. All terms and conditions of the brokerage fees to be paid by Sublessor to Cushman & Wakefield are defined in a separate commission agreement.

22. RENEWAL OPTIONS. Provided this Sublease is then in effect and provided Sublessee is not then in default of this Sublease, Sublessee shall have the right, in its sole and absolute discretion, to renew this Sublease for one additional term not to exceed fifteen (15) months (the "Renewal Term") on the same terms and conditions as herein set forth. Sublessee shall exercise such option by providing written notice to Sublessor of its intention no later than one hundred twenty (120) days prior to the expiration of the Initial Term. The duration of the Renewal Term shall be elected by Sublessee at the time of the exercise of the option. In the event Sublessee fails to timely notify Sublessor, Sublessee's renewal option shall terminate and this Sublease shall expire on the Sublease Expiration Date. Provided this Sublease is then in effect and provided Sublessee is not then in default of this Sublease, Master Lessor, by its signature below, hereby consents to such renewal by Sublessee, no additional approval of Master Lessor being necessary.

23. RIGHT OF FIRST REFUSAL OPTION. Provided this Sublease is then in effect and provided Sublessee is not then in default of this Sublease, and subordinate to Voicestream's "Right of First Refusal", Sublessor agrees that, in the event additional space leased by Sublessor in the Demised Premises is or becomes available during the Initial or Renewal Term of this Sublease, Sublessee shall have a right of first refusal to expand into such additional space for use by Sublessee or any affiliate controlled by Sublessee; provided, however, that Sublessor shall have the right to itself occupy or leave such space vacant without obligation therefor to Sublessee. Sublessee shall have the right to occupy such additional space upon the same terms as are offered by Sublessor to any third party. Sublessor shall notify Sublessee in writing promptly upon becoming aware of the availability of additional space. Sublessor shall further notify Sublessee of any acceptable bona fide offer to lease such additional space, and shall advise Sublessee of the material terms of such offer. Sublessee shall exercise its right of first refusal by notifying Sublessor of its intention within fifteen (15) days after receiving written notice of the material terms of such bona fide offer. In the event Sublessee fails to notify Sublessor within such fifteen-day period, Sublessee's right of first refusal for such additional space shall terminate, but such termination shall be without prejudice to Sublessee's right of first refusal for such space should it again become available during the Initial or Renewal Term of this Sublease, or should the terms under which the additional space is actually leased differ materially from the bona fide offer (without limitation, any change in description, price or term to be deemed material), and is without prejudice to Sublessee's right of first refusal for any other additional space leased by Sublessor in the Demised Premises. Sublessee shall be under no obligation to lease any additional space that becomes available.

24. TIME OF THE ESSENCE. The Parties agree that time is of the essence in performance of the obligations set forth herein.

25. GOVERNING LAW. This Sublease shall be governed and construed in accordance with the laws of the state governing the Master Lease.

26. ENTIRE AGREEMENT. This instrument, along with any exhibits and attachments hereto, constitutes the entire agreement between Sublessor and Sublessee relative to the Subleased Premises. This Sublease and any exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Sublessor and Sublessee and approved by Master Lessor. Sublessor and Sublessee agree hereby that all prior and contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Subleased Premises are merged in or revoked by this Sublease.

27. RIGHT TO SUBLEASE. Sublessee shall be permitted to assign or sublease all or any portion of the premises, subject to the approval of Master Lessor (as required by Article 10 of the Master Lease) and the approval of Sublessor, which Sublessor approval shall not be unreasonably withheld or delayed.

28. SIGNAGE. Sublessee at Sublessee's expense shall be allowed to construct monument signage with Sublessor's and Master Lessor's prior approval. The specifications of such signage shall comply with all municipal codes and regulations and with the Master Lease.

29. MOVE IN. Move in hours will be Monday through Friday 6:00 p.m. to 6:00 a.m., and at any times during the weekend.

            IN WITNESS WHEREOF, Sublessor and Sublessee have executed or caused this Sublease to be executed, and Master Lessor has consented and agreed to this Sublease, effective as of the day first above written.


SUBLESSEE
FRITZ COMPANIES, INC.

By: /S/ [ILLEGIBLE]
   -------------------------


Name:  -------------------------

Title: -------------------------

Date:  -------------------------

SUBLESSOR
EXE TECHNOLOGIES, INC.

By: /S/ CHRISTOPHER F. WRIGHT
   -----------------------------------

Name: CHRISTOPHER F. WRIGHT
     ---------------------------------

Title: SVP, ADMINISTRATION
      --------------------------------

Date:  11/15/99
     ---------------------------------


THIS SUBLEASE IS EXECUTED BY BLI-8787, LTD. ("MASTER LESSOR") SOLELY TO EVIDENCE THE CONSENT OF MASTER LESSOR TO THE SUBLEASE BETWEEN SUBLESSOR AND SUBLESSEE; PROVIDED, NOTHING HEREIN SHALL IN ANY WAY CHANGE THE TERMS, PROVISIONS AND CONDITIONS OF THE MASTER LEASE. MASTER LESSOR HEREBY AGREES THAT SUBLESSEE SHALL RECEIVE FROM MASTER LESSOR THE SAME WRITTEN NOTICE OF DEFAULT AS PROVIDED TO SUBLESSOR PURSUANT TO ARTICLE 14 OF THE MASTER LEASE .

----------------------------------------------
BLI-8787, LTD Master Lessor

By:  BARNETT LANE INVESTMENTS, INC.
      GENERAL PARTNER

By:   /S/ DAVID A. LANE
   -----------------------------------

Name:   DAVID A. LANE
     ---------------------------------

Title:    PRESIDENT
      --------------------------------

Date:   11-17-99
     ---------------------------------

                                    EXHIBIT A

                                 [PREMISES MAP]

                                   EXHIBIT B

                            [Master Lease Agreement]

                                    Exhibit C

                                SUBLESSOR'S WORK

The following describes telecommunications services that will be provided by EXE Technologies and timeframes for their delivery

December 1
1) 250 individual phone sets (multi-line 8 button handsets)
2) Voice-mail capability for all phone sets
3) Up to 50 analog lines for fax and modem
4) Extending of D-mark from computer room to third floor IDF
5) Category 5 cabling between the third and fourth floor IDFs.

January 1
1) 100 concurrent phone call capability
2) ACD capability for all phone sets
3) 9 supervisor stations for the ACD
4) Adds, Moves, and Changes will be provided for Fritz on Tuesdays and Thursdays between the hours of 08:00am and 12:00pm Central time.
5) Up-time for phone systems of Sublessee shall be equal to up-time for phone systems of Sublessor in the Building, Sublessor to use best efforts to maximum up-time.

Fritz intends to install one T1 and one ISDN line for data communications Fritz will provide router and LAN switches for third and fourth floor for data connectivity

Initial

Fritz Companies, Inc.               EXE Technologies, Inc.

/S/ [ILLEGIBLE]                     /S/ CHRISTOPHER F. WRIGHT
-------------------------           -------------------------


                                    /S/ DAVID A. LANE
                                    -------------------------

                      AMENDMENT NO. 1 TO SUBLEASE AGREEMENT

                  THIS AMENDMENT NO. 1 TO SUBLEASE AGREEMENT ("Sublease Amendment") is made as of this 28th day of October, 1999, by and between EXE Technologies, Inc., a Delaware corporation (the "Sublessor") and Cook Inlet/Voicestream PCS, L.L.C., a Delaware limited liability company (the "Subtenant").

                              W I T N E S S E T H:

                  WHEREAS, Sublessor and BLI-8787, Ltd. as landlord (the "Landlord") entered into a lease dated May 18, 1999 (the "Lease") pursuant to which Landlord leased to Sublessor and Sublessor leased from Landlord certain improved premises known as Floors 1-8 of Tower I of Regal Stemmons Corporate Center, located at 8787 Stemmons Freeway, Dallas, TX and floors 1-5 of Tower II, located at 8777 Stemmons Freeway, Dallas, TX (the "Premises"); and

                  WHEREAS, Sublessor and Subtenant have entered into a Sublease Agreement dated as of July 7, 1999 (the "Sublease Agreement") pursuant to which Sublessor leased to Subtenant and Subtenant leased from Sublessor a portion of the Premises consisting of approximately 13,262 net rentable square feet on the second floor of Tower II, as more fully set forth on Exhibit "A" attached hereto (the "Subleased Premises"); and

                  WHEREAS, Sublessor and Subtenant desire to amend the Sublease Agreement to provide for the sublease of additional space on the second floor of Tower II.

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                  1. SUBLEASE OF ADDITIONAL SPACE. Commencing November 1, 1999, Sublessor desires to lease to Subtenant approximately 6,936 net rentable square feet of additional air conditioned office space located on the second floor of Tower II, as more fully set forth on Exhibit "B" attached hereto (the "Additional Subleased Premises") for a base rent of $18.75 per rentable square feet annually, payable in accordance with the provisions of the Sublease Agreement.

                  2. REMOVAL OF DEMISING WALLS. Prior to November 1, 1999, Sublessor agrees to remove the two demising walls between the Subleased Premises and the Additional Subleased Premises, at Sublessor's sole cost and expense.

                  3. DEFINITIONS. All terms used herein which are defined in the Sublease Agreement shall have the respective meanings ascribed to such terms in the Sublease Agreement.

                  4. OTHER TERMS AND CONDITIONS. All terms and conditions of the Sublease Agreement not expressly altered by this Sublease Amendment shall continue in full force and effect.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Sublease Amendment the day and year first above written.

                                         SUBLESSOR:

                                         EXE TECHNOLOGIES, INC.


                                         By:  /S/ MICHAEL BURSTEIN
                                            ---------------------------

                                         Name:  MICHAEL BURSTEIN
                                              -------------------------

                                         Title:  CFO
                                               ------------------------

                                         SUBTENANT:

                                         COOK INLET/VOICESTREAM PCS, L.L.C.

                                         By:  VoiceStream PCS BTA I Corporation,
                                              its agent


                                         By:  /S/ [ILLEGIBLE]
                                            ----------------------------

                                         Name:
                                              --------------------------
                                         Title:
                                               -------------------------

                               CONSENT OF LANDLORD

         Landlord consents to the subletting of the Additional Subleased Premises from Sublessor to Subtenant in accordance with the terms and conditions of the Sublease Agreement, as amended by this Amendment No. 1 to Sublease Agreement, however, Sublessor shall continue to remain primarily liable for the payment of all rent and other sums and the performance of all covenants required of Sublessor under the Lease in accordance with the terms of the Lease.

                                    LANDLORD:

                                    BLI-8787, LTD.

                                    By:  Barnett Lane Investments, Inc.,
                                             general partner


                                    By:  /S/ DAVID A. LANE
                                       --------------------------------

                                    Name:  DAVID A. LANE
                                         ------------------------------

                                    Title:  PRESIDENT
                                          -----------------------------